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                                 Exhibit 24(a)
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 5, 1997 which appears on page F-1 of M&M Financial Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Tourville, Simpson & Henderson
TOURVILLE, SIMPSON & HENDERSON

Columbia, South Carolina
September 10, 1997